                                                                      EXHIBIT 12

                        WCI STEEL, INC. AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

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
                                                                                                     NINE MONTHS ENDED
                                                                       YEAR ENDED OCTOBER 31,             JULY 31,
                                                                   -------------------------------  --------------------
                                                                     1993       1994       1995       1995       1996
                                                                   ---------  ---------  ---------  ---------  ---------
Income before taxes..............................................     23,636     52,792     25,773     52,426     31,852
Fixed charges....................................................     23,214     28,926     26,066     19,729     18,988
Capitalized interest.............................................          0          0          0          0          0
                                                                   ---------  ---------  ---------  ---------  ---------
  Earnings.......................................................     46,850     81,718     51,839     72,155     50,840

Interest expense.................................................     18,108     26,437     23,607     17,894     17,105
Amortization of financing costs..................................      5,074      2,272      2,180      1,636      1,637
Rental/Lease interest............................................         32        217        279        199        246
Capitalized interest.............................................          0          0          0          0          0
                                                                   ---------  ---------  ---------  ---------  ---------
  Fixed charges..................................................     23,214     28,926     26,066     19,729     18,988

    Ratio of earnings to fixed charges...........................        2.0x       2.8x       2.0x       3.7x       2.7x
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
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